Exhibit F




                           BOUHAN, WILLIAMS & LEVY LLP
                                 P. O. BOX 2139
                               SAVANNAH, GA 31498
                                  912-236-2491



                                 March 13, 1996



Securities and Exchange Commission
Washington, DC  20549

    Re:      Statement on Form U-1 of
             Savannah Electric and Power Company
             File No. 70-8799

Gentlemen:

    We are general counsel to Savannah Electric and Power Company ("Savannah") and are familiar with the statement on Form U-1 referred to above. We are furnishing this opinion with respect to the proposed borrowing on a short-term basis, from time to time prior to January 1, 2003, by Savannah of an aggregate principal amount not to exceed $90,000,000 at any one time outstanding to be evidenced by notes payable to lenders or commercial paper in the form of promissory notes.

    We have examined such documents and records as we have deemed necessary to express the opinions hereinafter set forth and hereby advise you that in our opinion, Savannah is validly organized and duly existing as a corporation under the laws of the State of Georgia and that upon the issuance of your order herein and in the event that the proposed transactions by Savannah are consummated in accordance with such statement on Form U-1 and such order:

    (a) all State laws applicable to such proposed transactions by Savannah will have been complied with;

    (b) the notes to lenders and the commercial paper notes evidencing such borrowings will be valid and binding obligations of Savannah in accordance with their terms; and


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    (c)      the consummation of such proposed transactions by Savannah will not violate the legal rights of the holders of any securities issued by Savannah or any associate company thereof.

    We hereby consent to the use of this opinion in connection with the above-mentioned statement on Form U-1.

                                Very truly yours,

                         /s/Bouhan, Williams & Levy LLP